Exhibit 3

Names and Addresses of the Underwriters

Banco Bilbao Vizcaya Argentaria, S.A.

One Canada Square, 44th Floor

Canary Wharf

London E14 5AA

United Kingdom

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar

28660 Boadilla del Monte

Madrid

Spain

BNP PARIBAS

16, boulevard des Italiens

75009 Paris

France

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052 92 547 Montrouge Cedex

France

Société Générale

Immeuble Basalte

17 cours Valmy

CS 50318

92972 Paris La Défense cedex

France